Applied UV Announces 1-for-25 Reverse Stock Split

NEW YORK, NY, Dec. 08, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire – Applied UV, Inc. (“Applied UV” or the “Company”) (Nasdaq: AUVI), a leader in global food security, air quality, and specialty building solutions, today announced that it will effect a 1-for-25 reverse stock split (“Reverse Stock Split”) of its issued and outstanding common stock, par value $0.0001 per share (“Common Stock”). The Reverse Stock Split will become effective at 12:01am, Eastern Time, on December 12, 2023. As of that time, each 25 shares of issued and outstanding Common Stock will be converted into one share of Common Stock. Proportional adjustments also will be made to outstanding equity awards, warrants and convertible notes, and to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. The Reverse Stock Split will not change the par value of the Common Stock, nor change the total number of authorized shares or shares issued and outstanding of preferred stock or any series of preferred stock. No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up. The Reverse Stock Split will affect all common stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

Applied UV’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “AUVI” and will begin trading on a split-adjusted basis when the market opens on December 12, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 037988300.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

The Company’s board of directors approved a reverse stock split of up to 1- for-25 shares at their October 30, 2023 board meeting. The Company is a Nevada corporation, and pursuant to the Nevada Revised Statutes, shareholder approval was not required to effect the Reverse Stock Split since in the Reverse Stock Split the Company’s total number of authorized shares of common stock (150,000,000) will also be decreased at the same ratio (1-for-25) as the issued and outstanding shares of Common Stock.

About Applied UV

Applied UV, Inc. engages in the pursuit of technologies focused on global food security, air quality, and specialty building solutions tailored for the commercial and hospitality sectors.

More details about Applied UV, Inc., and its subsidiaries can be found at https://applieduvinc.com.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to its business strategy. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, and in the Company’s subsequent filings with the SEC. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements.  References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For Additional Company Information:

Applied UV, Inc.  Max Munn  Applied UV Founder, CEO & Director  Max.munn@applieduvinc.com

Investor Relations Contact:TraDigital IR  Kevin McGrath  +1-646-418-7002  kevin@tradigitalir.com